Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-45954, 333-45956, 333-55614, 333-55946, 333-103475) of Avaya Inc. of our report dated June 13, 2006 relating to the financial statements of The Avaya Inc. Savings Plan for the Variable Workforce, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 13, 2006

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